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                                                            EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Safeguard Scientifics, Inc. on Form S-3 of our report dated September 9, 1998, relating to the consolidated financial statements of DocuCorp International, Inc., which appears in Safeguard Scientifics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS

Dallas, Texas
November 29, 1999